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                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP


Hartford Connecticut
May 31, 1996